certification

Michael Dow, President, and Jessica Chase, Treasurer of the Beacon Pointe Multi-Alternative Fund (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2026 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President		Principal Financial Officer/Treasurer
Beacon Pointe Multi-Alternative Fund		Beacon Pointe Multi-Alternative Fund

/s/ Michael Dow		/s/ Jessica Chase
Michael Dow		Jessica Chase
Date:	6/4/2026	Date:	6/4/2026

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.